UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): July 24, 2025

SHARPLINK GAMING, INC.

(Exact name of registrant as specified in charter)

Delaware	001-41962	87-4752260
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Washington Avenue North, Suite 104

Minneapolis, Minnesota 55402

(Address of Principal Executive Offices) (Zip Code)

(612) 293-0619

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 per share	SBET	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officer Appointments and Arrangements

On July 24, 2025 (the “Effective Date”), the board of directors (the “Board”) of SharpLink Gaming, Inc. (the “Company”) appointed Joseph Chalom as Co-Chief Executive Officer of the Company, to serve with Rob Phythian as the Co-Chief Executive Officer of the Company. Mr. Phythian will remain the Company’s principal executive officer. It is anticipated that Mr. Phythian will transition to the role of President over the next quarter and remain a member of the Board.

Mr. Chalom, age 54, has served in senior leadership roles over the course of his 20 year career at BlackRock, Inc. (“BlackRock”). Most recently, from October 2021 to June 2025 he was the Head of Strategic Ecosystem Partnerships at BlackRock and was responsible for executing BlackRock’s strategy in the digital assets, data and technology innovation ecosystems. This included product innovation and strategic partnerships to drive digital asset ecosystem innovation and institutional client adoption. Under Mr. Chalom’s leadership, in 2024, BlackRock launched its IBIT and ETHA exchange traded products and the BUIDL tokenized treasury fund, making it the largest manager of digital assets. Prior to this role, he served as BlackRock’s Deputy Chief Operating Officer on an interim basis from March 2021 to October 2021; and, for over a decade, was the Chief Operating Officer of BlackRock Solutions, which delivers the firm’s Aladdin financial technology capabilities clients globally. Mr. Chalom served on the boards of Securitize, Inc., a leading provider in the tokenized assets and digital transfer agency space for real world assets, from May 2004 until June 2025; and Clarity AI, Inc., a leading AI-powered sustainability platform and data provider, from January 2021 to June 2025. Prior to joining BlackRock, Mr. Chalom worked as a corporate and technology attorney at Skadden Arps and at Arnold & Porter. Mr. Chalom earned a B.A. degree, with honors, in International Studies from Johns Hopkins University and a J.D. degree from Columbia University School of Law.

There is no arrangement or understanding between Mr. Chalom and any other person pursuant to which he was selected as an officer of the Company and there are no family relationships between Mr. Chalom and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Chalom has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Employment Agreements with Executive Officers

In connection with his appointment as the Company’s Co-Chief Executive Officer, Mr. Chalom entered into an employment agreement with the Company effective as of the Effective Date, which provides for (i) an annual base salary of $750,000; (ii) a target short-term incentive opportunity equal to 100% of his base salary, with a maximum opportunity of up to 150% of his base salary; (iii) a sign-on restricted stock unit award, to be granted within 30 days after the Effective Date, with an award value of $7,000,000, which value will be converted to a number of shares (rounded down to the nearest whole share) by dividing (x) the award value, by (y) the average closing per-share price of the Company’s common stock for the seventy five (75) trading days immediately preceding the Effective Date, and which will be allocated two-thirds (2/3) to time-based vesting conditions, with one-third (1/3) of such time-based vesting units vesting on the first (1st) anniversary of the Effective Date and the remaining time-based vesting units vesting in equal quarterly installments thereafter, in each case subject to Executive’s continued employment with the Company, and one-third (1/3) to performance-based vesting conditions, which will vest based on the extent that certain annual performance goals, selected by the Board or a committee thereof, are achieved over a three-year performance cycle; (iv) a long-term incentive opportunity for the 2026 fiscal year commencing July 1, 2026 with a “target” value of not less than $4,000,000; and (v) payment for an annual executive physical. Mr. Chalom’s employment agreement also provides for certain severance benefits if his employment were terminated by the Company without cause, death or disability, or upon his resignation for good reason, including an amount equal to two (2) times his base salary and target bonus, any short-term incentive earned for the prior fiscal year but not yet paid, a pro-rated short-term incentive for the year of termination, based on actual results, subsidized health insurance premiums for eighteen (18) months, full vesting of any time-based equity awards and pro-rated vesting of any performance-based equity awards, based on actual results for the entire performance period. Moreover, upon a change in control, all of his equity awards will vest in full (with performance-based awards vesting based on performance through the date of the transaction). In exchange for the severance benefits, Mr. Chalom must sign a release of claims in favor of the Company. Mr. Chalom’s employment agreement also includes standard confidentiality, non-competition, non-solicitation and non-disparagement covenants.

In connection with his appointment as the Company’s Co-Chief Executive Officer, Mr. Phythian entered into a new employment agreement with the Company, which replaces and supersedes his prior employment agreement with the Company dated as of February 14, 2024, as amended on March 19, 2025, and as amended on June 29, 2025. The employment agreement provides for (i) an annual base salary of $660,000, (ii) a target short-term incentive opportunity equal to 100% of his base salary, with a maximum opportunity of up to 150% of his base salary, (iii) a sign-on restricted stock unit award, to be granted within 30 days after the Effective Date, with an award value of $3,700,000, which value will be converted to a number of shares (rounded down to the nearest whole share) by dividing (x) the award value, by (y) the average closing per-share price of the Company’s common stock for the seventy five (75) trading days immediately preceding the Effective Date, and which will be allocated two-thirds (2/3) to time-based vesting conditions, with one-third (1/3) of such time-based vesting units vesting on the first (1st) anniversary of the Effective Date and the remaining time-based vesting units vesting in equal quarterly installments thereafter, in each case subject to Executive’s continued employment with the Company, and one-third (1/3) to performance-based vesting conditions, which will vest based on the extent that certain annual performance goals, selected by the Board or a committee thereof, are achieved over a three-year performance cycle; (iv) a long-term incentive opportunity for the 2026 fiscal year commencing July 1, 2026 with a “target” value of not less than $3,700,000; and (v) payment for an annual executive physical. Mr. Phythian’s employment agreement also provides for certain severance benefits if his employment were terminated by the Company without cause, death or disability, or upon his resignation for good reason, including an amount equal to two (2) times his base salary and target bonus, any short-term incentive earned for the prior fiscal year but not yet paid, a pro-rated short-term incentive for the year of termination, based on actual results, subsidized health insurance premiums for eighteen (18) months, full vesting of any time-based equity awards and pro-rated vesting of any performance-based equity awards, based on actual results for the entire performance period. Moreover, upon a change in control, all of his equity awards will vest in full (with performance-based awards vesting based on performance through the date of the transaction). In exchange for the severance benefits, Mr. Phythian must sign a release of claims in favor of the Company. Mr. Phythian’s employment agreement also includes standard confidentiality, non-solicitation and non-disparagement covenants.

In connection with these appointments, Mr. DeLucia, our Chief Financial Officer, entered into a new employment agreement with the Company, which replaces and supersedes his prior employment agreement with the Company dated as of February 14, 2024, as amended on March 19, 2025, and as amended on June 29, 2025. The employment agreement provides for (i) an annual base salary of $450,000, (ii) a target short-term incentive opportunity equal to 100% of his base salary, with a maximum opportunity of up to 150% of his base salary, (iii) a sign-on restricted stock unit award, to be granted within 30 days after the Effective Date, with an award value of $1,150,000, which value will be converted to a number of shares (rounded down to the nearest whole share) by dividing (x) the award value, by (y) the average closing per-share price of the Company’s common stock for the seventy five (75) trading days immediately preceding the Effective Date, and which will be allocated two-thirds (2/3) to time-based vesting conditions, with one-third (1/3) of such time-based vesting units vesting on the first (1st) anniversary of the Effective Date and the remaining time-based vesting units vesting in equal quarterly installments thereafter, in each case subject to Executive’s continued employment with the Company, and one-third (1/3) to performance-based vesting conditions, which will vest based on the extent that certain annual performance goals, selected by the Board or a committee thereof, are achieved over a three-year performance cycle; and (iv) a long-term incentive opportunity for the 2026 fiscal year commencing July 1, 2026 with a “target” value of not less than $1,150,000. Mr. DeLucia’s employment agreement also provides for certain severance benefits if his employment were terminated by the Company without cause, death or disability, or upon his resignation for good reason, including an amount equal to two (2) times his base salary and target bonus, any short-term incentive earned for the prior fiscal year but not yet paid, a pro-rated short-term incentive for the year of termination, based on actual results, subsidized health insurance premiums for eighteen (18) months, full vesting of any time-based equity awards and pro-rated vesting of any performance-based equity awards, based on actual results for the entire performance period. Moreover, upon a change in control, all of his equity awards will vest in full (with performance-based awards vesting based on performance through the date of the transaction). In exchange for the severance benefits, Mr. DeLucia must sign a release of claims in favor of the Company. Mr. DeLucia’s employment agreement also includes standard confidentiality, non-competition, non-solicitation and non-disparagement covenants.

The foregoing descriptions of the employment agreements for Messrs. Chalom, Phythian, and DeLucia do not purport to be complete and are qualified in their entirety by reference to the full text of the employment agreements, which will be filed as exhibits to the Company’s next periodic report.

Item 7.01	Regulation FD Disclosure.

On July 25, 2025, the Company issued a press release announcing the appointment of Mr. Chalom as Co-Chief Executive Officer. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this item 7.01 by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1, is being furnished to the U.S. Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated July 25, 2025.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPLINK GAMING, INC.
Dated: July 25, 2025
	By:	/s/ Rob Phythian
	Name:	Rob Phythian
	Title:	Co-Chief Executive Officer